EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-109728, 333-118003, 333-134913 and 333-157261) and the Registration Statements on Form S-3 (Nos. 333-124926, 333-139614, 333-142819, 333-147637, 333-149006 and 333-154431) of MiddleBrook Pharmaceuticals, Inc. of our report dated March 13, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
March 13, 2009